AMENDMENT TO
REORGANIZATION AGREEMENT

THIS AMENDMENT TO REORGANIZATION AGREEMENT is made and entered into by and between Sun City Industries, Inc., a Delaware corporation (“Corporation”) and shareholders of YangLing Daiying Biological Engineering Co., Ltd., Ms. Guo Wenxia, Mr. Li Qiang, Mr. Liu Jianjun,etc, Yangling Daiying Biological Engineering Co., Ltd. (hereinafter collectively referred to as the “Subscriber”). Corporation and Subscriber, hereby collectively referred to as the “Parties.”

PREAMBLE

        WHEREAS, the Parties previously executed a Reorganization Agreement dated April 20, 2004 and

WHEREAS, the Parties desire to amend the Reorganization Agreement to provide for a date upon which the Corporation shall file a registration statement with the Securities and Exchange Commission.

NOW, THEREFORE, in consideration of premises as well as the mutual covenants hereinafter set forth, the Parties intending to be legally bound hereby agree as follows:

    1.        The Corporation shall file a SB-2 Registration Statement or similar filing with the Securities and Exchange Commission within sixty (60) days of the closing to register the restricted securities of the Corporation as set forth on Schedules B to the Reorganization Agreement.

2. The Corporation shall utilize its best efforts to have the registration statement be effective and remain effective for a period of ninety (90) days.

3. Except as modified herein, the Reorganization Agreement shall remain in full force and effect and is reaffirmed by signatories below.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the Parties have executed or caused this Amendment to Reorganization Agreement to be executed as of the 3rd day of August, 2004.

Signed, sealed and delivered In Our Presence: __________________ Signature __________________ Print Name	CORPORATION:
     SUN CITY INDUSTRIES, INC.

By: ________________________
     Tony Frudakis, President

      SUBSCRIBERS:

      _________________________
      Ms. Guo Wenxia,
      YangLing Daiying Biological
      Engineering, Co., Ltd.

      COAST TO COAST EQUITY
      GROUP, INC.

      ___________________________
Charles Scimeca, President